                                                                    Exhibit 10.5



           EXTENSION OF LIMITED WAIVER AND LOAN MODIFICATION AGREEMENT


      THIS EXTENSION OF LIMITED WAIVER AND LOAN MODIFICATION AGREEMENT (the "Extension") is made effective as of June 30, 2000 by and among Rocky Shoes & Boots, Inc., an Ohio corporation ("Rocky Inc."), Five Star Enterprises Ltd., a Cayman Islands corporation ("Five Star"), Lifestyle Footwear, Inc., a Delaware corporation ("Lifestyle") (the foregoing parties being referred to herein individually as a "Borrower" and collectively as the "Borrowers"), Bank One, NA, a national banking association ("Bank One"), The Huntington National Bank, a national banking association ("HNB")(Bank One and HNB shall be referred to herein individually as a "Bank" and collectively as the "Banks"), and Bank One, NA, as Agent, acting in the manner and to the extent described in Article IX of the Agreement referred to herein (in such capacity, the "Agent").

                             BACKGROUND INFORMATION
                             ----------------------

      A. The Borrowers, Bank One, HNB and the Agent entered into a certain Revolving Credit Loan Agreement, dated as of January 28, 1997, as amended by (i) a Term Loan Agreement and First Amendment to Revolving Credit Loan Agreement, dated effective as of April 18, 1997, (ii) a Second Amendment to Revolving Credit Loan Agreement, dated effective as of May 29, 1998, (iii) a Third Amendment to Revolving Credit Loan Agreement, dated effective as of April 1, 1999, and (iv) a Fourth Amendment to Revolving Credit Loan Agreement, dated effective as of July 23, 1999 (such agreement, as so amended, the "Agreement"), pursuant to which Bank One and HNB agreed to provide term and revolving credit loans to the Borrowers, upon and subject to the terms and conditions as set forth in the Agreement.

      B. Events of Default have occurred under the terms of the Facility Documents, and the Borrowers and the Banks entered into a Limited Waiver and Loan Modification Agreement, made effective as of May 15, 2000 (the "Waiver Agreement"), pursuant to which the Banks waived certain provisions of the Agreement and the Facility Documents until June 29, 2000.

      C. Such Events of Default have continued to occur under the terms of the Facility Documents, and the Borrowers have requested that the Banks extend the waiver of certain provisions of the Agreement granted pursuant to the Waiver Agreement, and the Banks are willing do to so, but only in accordance with the terms as set forth in this Extension.

                                   PROVISIONS
                                   ----------

      NOW, THEREFORE, in consideration of the extension of the waiver of the Banks as set forth herein, the mutual agreements hereunder and under the Facility Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Banks and the Agent hereby agree as follows:

      SECTION 1. CAPITALIZED TERMS. Except as provided for herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

      SECTION 2. CURRENT AMOUNT OF LOANS. The Borrowers certify, acknowledge, agree and state that as of August 2, 2000, (i) the total principal amount of Revolving Credit Loans owed to the Banks under the Agreement and the Notes is $40,700,000 (with $24,420,000 being owed to Bank One and $16,280,000 being owed to HNB), and that such amounts are payable to the Banks without any offsets, counterclaim, defense or reductions, (ii) the total principal amount of Term Loans owed to the Banks under the Agreement and the Term Loan Notes is $1,250,000 (with $750,000 being owed to Bank One and $500,000 being owed to HNB), and that such amounts are payable to the Banks without any offsets, counterclaim, defense or reductions, and (iii) the aggregate undrawn amount of outstanding Commercial L/Cs and Standby L/Cs is $872,787 (with Bank One's participation therein being $523,672.21 and HNB's participation therein being $349,114.79).

      SECTION 3. DEFAULT; WAIVER BY THE BANKS; WAIVER FEE; INCREASE IN INTEREST RATES.

            (a) The Borrowers acknowledge and agree that the Borrowers continue to be in default with respect to the following sections of the Agreement (such sections being referred to collectively as the "Subject Sections"):

                  (i) Section 7.2(l) (i) (relating to the Consolidated Net Worth financial covenant);

                  (ii) Section 7.2(l) (ii) (relating to the Consolidated Fixed
            Charge Coverage Ratio financial covenant); and

                  (iii) Section 7.2(l)(iii) (relating to the Consolidated Funded
            Debt to Consolidated EBITDA Ratio financial covenant).

            (b) Subject to the terms of this Extension, the Banks hereby extend the waiver of compliance (the "Waiver") by the Borrowers with the Subject Sections for the period (the "Waiver Period") commencing on June 30, 2000 (the "Effective Date") and continuing through and including August 31, 2000 (the "Termination Date"). EACH BORROWER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS PROVIDED IN THE FOLLOWING SUBSECTION (C), THE BANKS DO NOT INTEND TO EXTEND, AND NEITHER BANK IS MAKING ANY COMMITMENT TO EXTEND, THE WAIVER PROVIDED FOR HEREIN BEYOND THE TERMINATION DATE.

            (c) The Termination Date and the Waiver provided by this Extension shall be extended from August 31, 2000 to and including September 20, 2000, and the Waiver Period shall be extended to and including September 20, 2000, provided that (i) in the judgment of the Agent, no material adverse change in the financial condition of the Borrowers has occurred prior to August 31, 2000, and (ii) on or prior to August 18, 2000, the Borrowers deliver to the Agent (x) a commitment letter (the "Commitment Letter")


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

      for a refinancing (the "Refinancing") of the Revolving Credit Loans and the Term Loans (collectively, the "Loans") from another financing source, with such source and the terms of such Commitment Letter being acceptable to the Agent, and (y) evidence satisfactory to Banc One Leasing Corporation ("BOLC") that all equipment leases between any Borrower and BOLC (the "Leases") will be refinanced or otherwise dealt with in a manner satisfactory to BOLC by the date of any refinancing of the Loans.

            (d) (i) The maturity date of the Term Loans shall be extended from May 1, 2000 to August 31, 2000, and, if the Termination Date and the Waiver provided by this Extension is extended from August 31, 2000 to September 20, 2000, and the Waiver Period is extended to and including September 20, 2000, pursuant to subsection (c) above, such maturity date of the Term Loans shall be extended to September 20, 2000.

                (ii) The interest rate on the Term Loans as set forth in the
            Term Loan Notes shall increase from the rate equal to the sum of the "prime" rate plus 25 basis points, to the rate equal to the sum the "prime" rate plus 50 basis points, effective as of May 1, 2000.

            (e) (i) The interest rate on the Revolving Credit Loans shall increase to a rate equal to the Prime Rate, effective as of June 30, 2000.

                (ii) The option of the Borrowers to have Revolving Credit
            Loans bear interest based on the LIBOR Rate shall terminate on June 30, 2000, and any outstanding LIBOR Rate Loans on such date shall be converted to Prime Rate Loans.

            (f) The Borrowers, jointly and severally, shall pay to the Agent for the ratable benefit the Banks the following waiver fee(s) upon the occurrence of either or both of the following:

                  (i) if a Commitment Letter satisfying the requirements set forth in Section 3(c) is not delivered to the Agent on or prior to August 18, 2000, a waiver fee in the amount of $25,000 shall be payable immediately; and

                  (ii) if, on or prior to September 20, 2000, (x) the Loans are not paid in full or refinanced in a form satisfactory to the Agent, and (y) the Leases are not refinanced or otherwise dealt with in a manner satisfactory to BOLC, a waiver fee in the amount of $25,000 shall be payable immediately.

            (g) Although the Banks are agreeing to the Waiver as set forth herein, the Banks (i) are not waiving, abandoning, discharging, releasing, modifying, extending, canceling or relinquishing any right, claims, or causes of action, and (ii) are not accepting any security or promise granted herein as payment of any right, claims, or causes of action. The Waiver by the Banks as set forth herein shall not affect or impair any right that the Banks may have against any Borrower or any other party.


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


      SECTION 4. ABSENCE OF WAIVER. The Borrowers and the Banks agree that the agreements set forth in Section 3 hereof shall not be deemed to:

            (a) except as expressly set forth in Section 3 of this Extension, modify or limit any other term of the Facility Documents;

            (b) impose upon the Banks any obligation, express or implied, to consent to any amendment or modification of the Facility Documents; or

            (c) prejudice any right or remedy that (i) the Banks and/or the Agent may now have or may in the future have under the Facility Documents or any instrument or agreement referred to therein including, without limitation, any right or remedy resulting from any Default or Event of Default not covered by the Waiver with respect to the Subject Sections, or any other failure of any Borrowers to comply with the terms of this Extension, including without limitation the terms set forth in Section 5 hereof, or (ii) BOLC may now have or may in the future have under the Leases or any instrument or agreement referred to therein.

      SECTION 5. CONTINUING OBLIGATIONS; MODIFICATIONS; ADDITIONAL OBLIGATIONS; PROVISION OF ADDITIONAL ITEMS.

            (a) Except with respect to the Subject Sections, the Borrowers shall continue to comply, observe and perform all of their obligations under the Agreement and the other Facility Documents.

            (b) Effective as the date hereof and continuing hereafter, notwithstanding anything in the Agreement and the other Facility Documents to the contrary, the Borrowers hereby consent and agree that the Banks and the Agent shall have, and the Banks and the Agent hereby reserve, the right and ability to reduce, modify and otherwise change in any manner the Borrowing Base, which right may be exercised in the Banks' and the Agent's sole and absolute discretion at anytime and from time to time; without limiting the generality of the foregoing, the Banks and the Agent shall have the right to (x) reduce the percentage of Eligible Accounts Receivable (currently 80%) and Inventory (currently 50%) which may be included in calculating the Borrowing Base, (y) determine which Accounts Receivable shall constitute Eligible Accounts Receivable, and (z) determine which Inventory may be included in calculating the Borrowing Base.

            (c) In addition to their current obligations under the Agreement and the other Facility Documents, the Borrowers shall:

                  (i) provide to the Agent, not later than 2:00 p.m. on each
            Tuesday during the Waiver Period, a Borrowing Base Certificate in the form attached hereto, certified by an officer of the Borrowers as true and correct, setting forth the amount of Eligible Accounts Receivable and Inventory, in each case as of the close of business of the preceding Friday; as currently provided in the Agreement, notwithstanding any provision in the Facility Documents or herein to



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            the contrary, the total amount of outstanding Revolving Credit Loans under the Aggregate Commitment, when taken together with the total aggregate Dollar amount available to be drawn under outstanding Commercial L/Cs and Standby L/Cs, shall at no time exceed the lesser of (i) the Aggregate Commitment or (ii) the Borrowing Base as set forth on the most recent weekly Borrowing Base Certificate provided to the Agent, plus 50% of the Dollar amount available to be drawn under outstanding Commercial L/Cs;

                  (ii) provide to the Agent as soon as available, but in any event not later than 25 days after the end of each month (beginning with July, 2000 and continuing during the Waiver Period), the unaudited internally prepared consolidated balance sheet of the Borrowers as at the end of such month and the related unaudited unconsolidated statements of income and shareholders equity of the Borrowers for such month and the portion of the Fiscal Year through such date, setting forth in each case in comparative form the figures for the previous year, certified by an appropriate officer as being fairly stated in all material respects;

                  (iii) concurrently with the delivery of the monthly financial statements referred to in subsection (ii) above, a certificate of an appropriate officer of the Borrowers (in such form as shall be reasonably acceptable to the Banks) stated to have been made after due examination by such officer (x) stating that, to the best of such officer's knowledge, except with respect to the Subject Sections, the Borrowers during such period have observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Facility Documents to be observed, performed or satisfied by the Borrowers and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (y) showing in detail the calculations used in determining the financial covenants set forth in the Subject Sections, and (z) stating that, to the best of such officer's knowledge, the representations and warranties expressed in Article V are true, correct and complete in all material respects on and as of the date of such financial statements delivered concurrently therewith, except in each case of
            (x), (y) or (z) as may otherwise be specifically set forth in such certificate;

                  (iv) provide to the Agent as soon as available, but in any event not later than 15 days after the end of each month (beginning with July, 2000 and continuing during the Waiver Period), an accounts receivable aging report as of the end of such month, in a form acceptable to the Agent;

                  (v) provide to the Agent as soon as available, but in any
            event not later than 15 days after the end of each month (beginning with July, 2000 and continuing during the Waiver Period), an accounts payable aging report as of the end of such month, in a form satisfactory to the Agent;


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


                  (vi) provide to the Agent a copy of each appraisal completed by third party appraisers in connection with the Refinancing process as promptly as possible after receipt thereof by any Borrower, but in any event not later than 14 days after receipt; and

                  (vi) execute such additional documents reasonably requested by the Banks and/or the Agent to carry out the intent of the Facility Documents or this Extension, including without limitation to protect, perfect or continue perfection of liens.

      SECTION 6. TRUTH OF REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant that the following are true and correct as of the date of this Extension:

            (a) the representations and warranties of the Borrowers contained in the Facility Documents are true and correct on and as of the date of this Extension as if made on and as of such date unless stated to relate to a specific earlier date;

            (b) all financial statements of the Borrowers provided to the Banks are true, accurate and complete in all material respects as of the date of, and for the periods covered by, such financial statements;

            (c) neither this Extension nor any other document, certificate or written statement furnished to the Banks or the Agent by or on behalf of any Borrower in connection herewith or with the Revolving Credit Loans and the transactions contemplated hereby and by the Facility Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading;

            (d) each Borrower has full power and authority (i) to make the borrowings contemplated by the Facility Documents, (ii) to execute, deliver and perform this Extension, and (iii) to incur the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate action;

            (e) no consent, waiver or authorization of, or filing with, any person or any governmental authority is required to be made or obtained by the Borrowers in connection with the borrowings under the Facility Documents, or the execution, delivery, performance, validity or enforceability of this Extension;

            (f) this Extension constitutes the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms; and

            (g) the execution and delivery by the Borrowers of this Extension and the performance by the Borrowers of this Extension: (i) do not and will not violate any law or regulation; (ii) do not and will not violate any order, decree or judgment by which any Borrower is bound; (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material



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      agreement, mortgage, indenture or other contractual obligation to which any Borrower is a party, or by which any Borrower's properties are bound; or (iv) do not and will not result in the creation or imposition of any lien upon any property or assets of any Borrower.

      SECTION 7. CONDITIONS TO THE BANKS 'S OBLIGATIONS. The obligations of the Banks to enter into this Extension and be bound by the terms hereof are subject to the satisfaction of the following conditions precedent:

            (a) DELIVERY OF DOCUMENTS AND ITEMS. Contemporaneously with or before the execution of this Extension by the Banks, the Agent shall have received the following, each in form and substance satisfactory to the Agent, the Banks and their counsel:

                  (i) EXTENSION. This Extension, duly executed by the Borrowers;

                  (ii) OTHER DOCUMENTS AND ITEMS. All certificates, documents and other items currently required to be furnished by the Borrowers to the Agent and/or the Banks pursuant to this Extension shall have been so furnished; and

                  (iii) OTHER REQUIREMENTS. Such other certificates, documents and other items as the Banks and/or the Agent deem necessary or desirable.

            (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrowers in this Extension shall be true and correct in all material respects as of the date hereof.

      SECTION 8. ADDITIONAL EVENTS OF DEFAULT; REVOCATION OF WAIVER. Upon (i) the failure of the Borrowers, or any of them, to observe, comply or perform any of their obligations under this Extension, (ii) the occurrence of an Event of Default, other than with respect to the Subject Sections, during the Waiver Period, or (iii) the failure of the Borrowers, or any of them, to observe, comply or perform any of their obligations under any of the Leases, the Waiver provided herein may, in the sole and absolute discretion of the Banks, be revoked by giving notice thereof by the Agent to the Borrowers, and upon such revocation, the Waiver shall be null and void and the Banks and the Agent shall be entitled to exercise all rights and remedies that the Banks and the Agent now have at law or under the Facility Documents or any instrument or agreement referred to therein with respect to such failure or Event of Default, including an Event of Default with respect to any of the Subject Sections.

      SECTION 9. REAFFIRMATION OF LIABILITY; RELEASE OF CLAIMS.

            (a) Each Borrower hereby reaffirms its liability to (i) the Banks and the Agent under the Facility Documents and all other agreements and instruments executed by the Borrowers for the benefit of the Banks and the Agent in connection therewith, and (ii) to BOLC under the Leases and all other agreements and instruments executed by the Borrowers for the benefit of BOLC in connection therewith.


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

            (b) Each Borrower acknowledges and agrees that (i) the Banks and the Agent have performed all of their respective obligations under the Facility Documents, (ii) BOLC has performed all of its obligations under the Leases, (iii) the Banks and the Agent, or any of them, are not in default under any obligation it has or ever did have to any Borrower under the Facility Documents or any other agreement or otherwise, and (iv) BOLC is not in default under any obligation it has or ever did have to any Borrower under the Leases or any other agreement or otherwise.

            (c) As a specific inducement and consideration to the Banks to enter into this Extension and agree to the transactions contemplated hereby, each Borrower hereby waives and releases the Banks, the Agent and BOLC, their respective officers, directors, employees and representatives, from any and all claims or causes of actions, if any, accruing on or before the date hereof and arising out of the past and/or present business relationship between any Borrower and the Banks, the Agent and/or BOLC which any Borrower now has or may have or in the future may have against the Banks, the Agent and/or BOLC or any of their respective officers, directors, employees or representatives.

      SECTION 10. EFFECTIVENESS OF FACILITY DOCUMENTS. The Borrowers have read and understand all terms and provisions of the Facility Documents and this Extension and, subject to the Waiver provided hereby, all of the terms, covenants and conditions of, and the obligations of the Borrowers under, all Facility Documents shall remain valid, binding and in full force and effect. No delay on the part of the Banks or the Agent in the exercise of any right or remedy under the Facility Documents shall operate as a waiver. No single or partial exercise by the Banks or the Agent of any such right or remedy shall preclude any other future exercise of such right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the Banks of any Default or Event of Default shall be effective unless in writing and signed by the Banks, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

      SECTION 11. PRESERVATION OF EXISTING SECURITY INTERESTS. Each mortgage, security interest, pledge, assignment, lien or other conveyance or encumbrance, including without limitation pursuant to the Security Agreement, of any right, title, or interest in any property of any kind delivered to the Banks at any time by any person or entity in connection with the Facility Documents or to secure the performance of the obligations of the Borrowers under the Facility Documents, , shall remain in full force and effect following the execution of this Extension.

      SECTION 12. APPLICABLE LAW. This Extension shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of such state.

      SECTION 13. SEVERABILITY. Any provision of this Extension which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.


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      SECTION 14. INTERPRETATION. This Extension is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's length agreements. The various headings in this Extension are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Extension or any provision hereof.

      SECTION 15. ENTIRE AGREEMENT. This Extension embodies the entire agreement and understanding among the Borrowers, the Agent and the Banks relating to, and supersedes all prior agreements and understandings among the Borrower, the Agent and the Banks relating to, the subject matter hereof.

      SECTION 16. COVENANTS TO SURVIVE, BINDING AGREEMENT. This Extension shall be binding upon and inure to the benefit of the Agent, the Banks, the Borrowers and their respective successors or assigns; provided, however, that the Borrowers may not assign or otherwise dispose of any of its rights or obligations hereunder.

      SECTION 17. AMENDMENTS AND SUPPLEMENTS. This Extension may not be amended or supplemented except by an instrument in writing executed by the Borrowers, the Banks and the Agent.

      SECTION 18. EXPENSES. The Borrowers, jointly and severally, shall reimburse the Banks and the Agent for any costs, internal charges and out-of-pocket expenses (including reasonable auditors' fees, attorneys' fees and time charges of attorneys for the Banks and the Agent, which auditors and attorneys may be employees of the Banks or the Agent) paid or incurred by the Banks and/or the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of this Extension and the other Facility Documents. The Borrowers, jointly and severally, also agree to reimburse the Banks for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Banks, which attorneys may be employees of the Banks) paid or incurred by the Banks in connection with the collection and enforcement of the Facility Documents.

      SECTION 19. COUNTERPARTS. This Extension may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Extension by signing any such counterpart. This Extension shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party. Any such telegraphic, facsimile or other written confirmation from such party of execution of a counterpart hereof shall be fully effective as an original counterpart hereof.

      SECTION 20. WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND EACH BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY



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


WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS EXTENSION, THE AGREEMENT, THE NOTES, THE OTHER FACILITY DOCUMENTS, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. THIS WAIVER SHALL NOT IN ANY WAY AFFECT THE AGENT'S OR THE BANKS' ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY FACILITY DOCUMENT. NEITHER THE BANKS, THE AGENT NOR ANY BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS, THE AGENT OR THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

      SECTION 21. CONFESSION OF JUDGMENT. Each Borrower irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by the Banks or the Agent, to appear for the Borrower in any court of record in Franklin County, Ohio (which the Borrower acknowledges to be the place where the Agreement and this Extension were made) or any other state or jurisdiction wherein the Borrower may then reside, to (i) waive the issuing and service of process, (ii) confess judgment against the Borrower in favor of the holder of the Agreement for all amounts then due thereunder and under the Notes, together with costs of suit, (iii) release all errors, and (iv) waive all rights of appeal. Each Borrower consents to the jurisdiction and venue of that court. Each Borrower waives any conflict of interest that any attorney-at-law employed or retained by the Banks or the Agent may have in confessing judgment under the Agreement and the Notes and consents to payment of a legal fee to any attorney-at-law confessing judgment thereunder. After judgment is entered against one or more of the Borrowers, the power conferred may be exercised as to one or more of the other Borrowers.


                   [Balance of Page Intentionally Left Blank]



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


      IN WITNESS WHEREOF, the parties hereto have caused this Extension to be executed by their duly authorized officers as of the date first written above.

BORROWERS:

Rocky Shoes & Boots, Inc.,
 an Ohio corporation


By: /s/s David Fraedrich
   ----------------------------

Title: Exec V.P.
      -------------------------



      WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


Five Star Enterprises Ltd.,              Lifestyle Footwear, Inc.,
 a Cayman Islands corporation             a Delaware corporation


By: /s/ David Fraedrich                  By: /s/ David Fraedrich
   ---------------------------              --------------------------

Title: Exec V.P.                         Title: V.P.
      ------------------------                 -----------------------



                       [Signatures continued on next page]



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



BANKS:

Bank One, NA,
 a national banking association


By: /s/ Michael A. Reeves
   -----------------------------------
   Michael A. Reeves, Vice President



The Huntington National Bank,
  a national banking association


By: /s/ David A. Kirkley
   -----------------------------------
   David A. Kirkley, Vice President




AGENT:

Bank One, NA, as Agent,
 a national banking association


By: /s/ Michael A. Reeves
   -----------------------------------
   Michael A. Reeves, Vice President



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ANNEX A


                       FORM OF BORROWING BASE CERTIFICATE
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